Exhibit 10.18
LOAN AGREEMENT
     LOAN AGREEMENT dated as of October ___, 2008, between Vuzix Corporation, a Delaware corporation (the “Borrower”), and Paul J. Travers (the “Lender”). The parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):
     “Agreement” means this Agreement, as amended, supplemented, or modified from time to time.
     “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial lenders in New York, New York are authorized or required to close under the laws of the State of New York.
     “Loan(s)” shall have the meaning assigned to such term in Section 2.01.
     “Loan Documents” mean this Agreement and the Note.
     “Note” shall have the meaning assigned to such term in Section 2.04.
     “Office” means the Lender’s place of business at of 75 Town Centre Drive, Rochester, NY 14623 or such other address as may be designed by the Lender pursuant to the provisions of hereof.
ARTICLE II
AMOUNT AND TERMS OF THE LOAN
     SECTION 2.01 Loans. Lender agrees, on the terms and conditions hereinafter set forth, to make loans (the “Loans”) to the Borrower from time to time during the period from the date of this Agreement up to but not including December 31, 2010, in such amounts as the Borrower may request and the Lender may agree pursuant to the terms hereof. Borrower shall be entitled to draw the Loans down in an initial installment of Seventy Thousand Dollars ($70,000.00) and subsequent installments of at least Five Thousand Dollars ($5,000.00) each. The Lender may decline to make any Loan, in its sole discretion, without further obligation or liability to the Borrower.
     SECTION 2.02 Notice and Manner of Borrowing. Each of the parties acknowledges that the initial $70,000.00 installment of the Loan has already been funded. The Borrower shall give the

Lender at least two (2) Business Days’ written or telegraphic notice (effective upon receipt) of any subsequent request for Loans under this Agreement, specifying the date and amount thereof. On the date of such Loan (and subject to his right to decline to make such Loans as set forth in Section 2.01), the Lender will make such Loans available to the Borrower by bank check, unless in any request for Loans the Borrower shall request that such Loan be funded in immediately available funds, in which case the Lender shall make such Loan not later than 2:00 P.M. Eastern Standard time on the date of such Loan by wire transfer to the account of Borrower, in accordance with wire transfer instructions contained in Borrower’s notice.
     SECTION 2.03 Interest. The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of the Loans made under this Agreement at a rate per annum equal to twelve percent (12%) per annum. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be paid in immediately available funds at maturity.
     SECTION 2.04 Note. All Loans made by the Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower to the order of the Lender, respectively, in substantially the form of Exhibit A. Such Note shall be dated the date of this Agreement and payable to the Lender (the “Note”). The Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Note the amount of each Loan and of each payment of principal received by the Lender on account of the Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loans made by the Lender; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note.
     SECTION 2.05 Payment and Prepayments. All Loans shall be payable on demand. The Borrower may, at any time, prepay the Note in whole or in part without premium or penalty but with accrued interest to the date of such prepayment on the amount prepaid.
     SECTION 2.06 Method of Payment. The Borrower shall make each payment under this Agreement and under the Note on the date when due in lawful money of the United States to the Lender at his Office in immediately available funds. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a Saturday, Sunday, or a public holiday, or the equivalent for lenders generally under the laws of the State of New York, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.
ARTICLE III
SECURITY
     SECTION 3.01 Security Interest. As security for the payment of principal and accrued interest under this Agreement, the Borrower hereby grants to the Lender a security interest in all of the its assets listed on Schedule A attached hereto (the “Collateral”). Borrower shall not and nothing in this Section 3.01 shall constitute, or be deemed to constitute, a grant of authority to Borrower to, sell, lease, or otherwise dispose of or encumber the Collateral, or any part of the Collateral, without the prior written consent of Lender, except in the ordinary course of business or as otherwise provided herein. The security interest hereby created shall attach immediately upon execution of this Agreement and concurrently herewith, the Borrower shall execute any financing statement or financing statements requested by Lender to perfect the security interest created hereby. Such financing statement or statements shall be on a form or forms approved by the New York Secretary of State and Borrower shall forthwith pay to Lender the filing fees required to file such statement or statements in the manner required by the Uniform Commercial Code as in effect in the State of New York. In addition, Borrower shall pay from its own funds, as they become due, all taxes and assessments levied or assessed against the Collateral, or any part of the Collateral, prior to the final termination of this Agreement. Upon any event of default hereunder, the Lender shall be entitled to all the rights and remedies of a secured creditor with respect to such Collateral as provided for in the Uniform Commercial Code as in effect in the State of New York.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.01 Amendments. Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 4.02 Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered, if to the Borrower, at its address at 75 Town Centre Drive, Rochester, NY 14623, Attention: Grant Russell, Chief Operating Officer, and if to the Lender, at his Office or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 4.02. All such notices and communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.
     SECTION 4.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.
     SECTION 4.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Lender.

     SECTION 4.05 Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and any local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lender as to his rights and responsibilities under any of the Loan Documents.
     SECTION 4.06 Governing Law. This Agreement the Note and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed wholly within such state, without regard to conflict of laws principles.
     SECTION 4.07 Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 4.08 Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.
     IN WITNESS WHEREOF, the parties hereto have duly caused this Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

VUZIX CORPORATION

By: Name:	/s/ Grant Russell Grant Russell
Title:	Chief Operating Officer

/s/ Paul Travers

Paul Travers

EXHIBIT A
NOTE
October __, 2008
Rochester, New York
     FOR VALUE RECEIVED, the undersigned, Vuzix Corporation., a Delaware corporation (the “Borrower”), DOES HEREBY PROMISE to pay to the order of Paul Travers (the “Lender”), at its office at 75 Town Centre Drive, Rochester, NY 14623, in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender hereunder and pursuant to the Agreement, ON DEMAND, and to pay interest (computed on the basis of a year of 360 days) from the date of this Note on the unpaid principal amount hereof, in like money, at said office, at a rate per annum equal to twelve percent (12%) per annum. Interest accrued on this Note shall be paid monthly on the first day of each month commencing December 1, 2008. The principal balance hereof and interest accrued hereon shall be due and payable in full on December 31, 2010 even if no demand for payment has been made
     The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Note all Loans made to the Borrower and all payments of principal amounts in respect of such Loans, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Loans; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Agreement or this Note.
     This Note is the Note referred to in a certain Loan Agreement between the Lender and the Borrower, dated the same date as the date of this Note (the “Agreement”), and capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The Agreement, among other things, contains provisions for prepayments on account of the principal of this Note prior to demand upon the terms and conditions specified in the Agreement.
     This Note shall be governed by the laws of New York applicable to contracts made and performed wholly within such state, without regard to conflict of laws principles.

Vuzix Corporation

By:
Name:	Grant Russell
Title:	Chief Operating Officer

SCHEDULE TO NOTE

Amount of
	Amount of	Interest	Amount of Principal	Unpaid Principal	Name of Person
Date	Loan	Paid	Paid	Balance of Note	Making Notation

SCHEDULE B
All of the Borrower’s personal property of every kind and nature and wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:
(a)	All of Borrower’s Accounts (as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) whether secured or unsecured, now owned or hereafter acquired, and the proceeds thereof (the “Accounts”);

(b)	All of Borrower’s Instruments (as defined in Section 9-105(1)(i) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(c)	All of Borrower’s Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(d)	All of Borrower’s General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the “General Intangibles”);

(e)	All of Borrower’s Inventory (as defined in Section 9-109(4) of the UCC), now owned or hereafter acquired, and the proceeds thereof (the “Inventory”);

(f)	All of Borrower’s Equipment (as defined in Section 9-109(2) of the UCC) and all attachments, accessories, parts or tooling relating thereto and all replacements for the foregoing, in each case now owned or hereafter acquired, and the proceeds thereof (the “Equipment”);

(g)	All of Borrower’s Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment and Goods against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired, and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof;

(h)	All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property, now owned or hereafter acquired by Borrower, or any rights of Borrower with respect to any of the foregoing, now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof;

(i)	All of Borrower’s Documents of Title (as defined in Section 1-201-(15) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(j)	All of Borrower’s Goods (as defined in Section 2-105(1) of the UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof (the “Goods”);

(k)	All of Borrower’s Fixtures (as described in Section 9-313 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the “Fixtures”);

(l)	All of Borrower’s Investment Property (as defined in Section 9-115 of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the “Investment Property”);

(m)	All of Borrower’s right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections (a) through (k) above;

(n)	All of Borrower’s rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all of Debtor’s rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation; and

(o)	All guarantees, mortgages and real or personal property leases or other written or oral agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

(p)	All sums at any time standing to Borrower’s credit on Secured Party’s books, and all moneys, securities and other property of Borrower at any time in Secured Party’s possession or in which Lender has a lien or security interest, and all proceeds thereof.